EXHBIT 23.1 — CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM — ERNST & YOUNG LLP
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-130229) pertaining to the Clear Channel Outdoor Holdings, Inc. 2005 Stock Incentive Plan of our report dated March 9, 2006, with respect to the consolidated and combined financial statements and schedule of Clear Channel Outdoor Holdings, Inc. and subsidiaries ncluded in the Annual Report (Form 10-K) for the year ended December 31, 2005.
/s/ ERNST & YOUNG LLP
San Antonio, Texas
March 9, 2006